Exhibit 99.4
Unaudited Pro Forma Combined Financial Information
     GSI Commerce, Inc (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Retail Convergence, Inc. (“RCI”) on October 27, 2009, and completed the acquisition on November 17, 2009 (“Acquisition Date”). The Company also completed the acquisition of e-Dialog, Inc. (“e-Dialog”) on February 13, 2008 and a registered public offering of the Company’s common stock (“Public Offering”) on August 18, 2009. The following unaudited pro forma combined financial statements are derived by applying pro forma adjustments to the Company’s historical consolidated financial statements incorporated by reference herein. The following unaudited pro forma combined financial statements for the fiscal year ended January 3, 2009 and the nine months ended October 3, 2009 assume the Company’s acquisitions of RCI and e-Dialog, and the Public Offering occurred on December 30, 2007, the first day of the Company’s fiscal 2008, and have been prepared to illustrate the effects of the following:
     Retail Convergence Acquisition:
     On November 17, 2009, the Company completed the acquisition of RCI. Under the terms of the Merger Agreement, Cola Acquisition Corporation, a wholly owned subsidiary of the Company, merged with and into RCI (the “Merger”), with RCI surviving as a subsidiary of the Company. At the effective time of the Merger, the Company acquired substantially all of the outstanding capital stock of RCI. The Company has the right to acquire the remaining capital stock of RCI on or after December 31, 2009.
     Under the Merger Agreement, the stockholders and optionholders of RCI were entitled to receive an initial payment of approximately $180.0 million, consisting of $90.0 million cash (less certain transaction expenses) and shares of the Company’s common stock (“GSI Stock”) with an aggregate value of approximately $90.0 million. Any stockholder or optionholder who held 0.2 million or fewer shares of RCI common stock (or vested options, in the case of an optionholder) received cash in lieu of shares of GSI Stock. The initial payment disclosed above includes the initial payment payable upon the Company’s acquisition of the remaining capital stock of RCI which may be acquired on or after December 31, 2009. The stockholders and employees of RCI will be eligible to receive an earnout payable in cash and shares of GSI Stock for each of the 2010, 2011 and 2012 fiscal years with an aggregate value of up to $170.0 million based upon RCI achieving minimum earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments (“Financial Performance Target”) for fiscal 2010, fiscal 2011 and fiscal 2012. The maximum earn-out payment for the fiscal 2010 Financial Performance Target is $40.0 million. The maximum earn-out payment for the fiscal 2011 Financial Performance Target is $95.0 million less any payments made for the 2010 Financial Performance Target, if any. The maximum earn-out payment for the fiscal 2012 Financial Performance Target is $170.0 million less any payments made for the 2010 and 2011 Financial Performance Targets, if any. Of the maximum earnout payment of $170.0 million, approximately $46.2 million is payable to RCI employees based on the same financial performance targets in 2010, 2011 and 2012 but receipt of these payments, to the extent paid, is contingent upon the employee’s continuing employment with RCI, subject to certain exceptions. These payments will be accounted for as compensation expense over the earn-out period to the extent the financial targets are achieved and the earn-out is paid and will not be included as consideration under the acquisition method of accounting.
     The accompanying unaudited pro forma combined financial statements give pro forma effect to the Company’s acquisition of RCI using the acquisition method of accounting assuming an estimated purchase price of approximately $246.4 million. The purchase price consists of cash of approximately $92.1 million, shares of GSI Stock valued at $93.2 million, or approximately 4.6 million shares at $20.38 per share, the Company’s closing stock price on the Acquisition Date, estimated payroll tax liability of $1.3 million being paid by the Company on the value of GSI Stock issued to certain RCI optionholders, and the estimated $59.8 million fair value of the earnout payments. This acquisition price includes cash of $2.6 million and shares of GSI Stock valued at $3.1 million, or approximately 0.2 million shares at $20.38, payable upon the Company’s acquisition of the remaining stock of RCI expected to be paid on December 31, 2009. Additionally the Company expects to incur approximately $1.7 million in transaction costs directly related to the acquisition that will be expensed as incurred.
     e-Dialog Acquisition:
     Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among the Company, Dolphin Acquisition Corporation (“Dolphin”), a wholly-owned subsidiary of the Company, e-Dialog and the stockholders’ representative, Dolphin merged with e-Dialog and e-Dialog survived the merger as a wholly-owned subsidiary of the Company. The accompanying fiscal year ended January 3, 2009 unaudited pro forma combined statement of operations give pro forma effect to the Company’s acquisition of e-Dialog using the acquisition method of accounting with a cash purchase price of approximately $150.8 million including acquisition costs of $1.7 million and an additional cash payment of $0.75 million in fiscal 2009 from e-Dialog achieving net revenue targets in fiscal 2008. In connection with the acquisition, the Company issued approximately $9.3 million of restricted common stock and restricted stock units to certain employees of e-Dialog based on the market price of GSI Stock on the closing date. Recipients are required to remain employed for specified periods of time subsequent to the acquisition for their restricted stock or restricted stock units to vest. The $9.3 million will be recognized as compensation expense, net of estimated forfeitures, over the required service period.
     Registered Public Offering:
     On August 18, 2009, the Company completed a registered public offering of GSI Stock consisting of approximately 5.4 million shares of GSI Stock sold by the Company and approximately 8.2 million shares of GSI Stock sold by selling stockholders (“Public Offering”). The Public Offering price was $17.00 per share and the Company received net proceeds from the sale of the common shares of $88.0 million after deducting underwriting discounts and commissions and offering expenses. The Company did not receive any proceeds from the sale of shares by the selling stockholders.
     Pursuant to the requirements of Article 11 of Regulation S-X, the unaudited pro forma combined balance sheet and combined statements of operations give effect to adjustments for transactions regardless of whether they have a continuing impact on the Company or are non-recurring, that are (1) directly attributable to the acquisition and are factually supportable, and (2) represent material events which have occurred after December 30, 2007 (the beginning of fiscal 2008) and had or will have a material effect on our historical financial statements and capital structure.
     The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of the Company and RCI, and should be read in conjunction with the:
•	Financial statements of the Company as of and for the fiscal year ended January 3, 2009, included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 4, 2009.

•	Unaudited financial statements of the Company as of and for the nine months ended October 3, 2009 included in the Company’s Quarterly Report on Form 10-Q for the nine month period ended October 3, 2009 filed with the SEC on November 12, 2009.

•	Financial statements of RCI as of and for the year ended January 31, 2009 included in this Current Report on Form 8-K/A.

•	Unaudited financial statements of RCI as of and for the nine months ended October 31, 2009 included in this Current Report on Form 8-K/A.
     The pro forma adjustments related to the acquisition of RCI are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of RCI as the Company has yet to finalize its valuation of RCI’s net assets. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined statements of operations. The effect of any changes to the pro forma combined statements of operations would depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.
     The pro forma financial statements do not reflect potential revenue opportunities and cost savings that the Company expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The pro forma financial information also does not reflect pro forma adjustments for non-recurring charges related to integration activities or exit costs that may be incurred by the Company, RCI, or e-Dialog in connection with the acquisitions.
     The accompanying unaudited pro forma combined balance sheet assumes that the acquisition of RCI took place on October 3, 2009, the end of the Company’s fiscal third quarter, and combines the Company’s unaudited October 3, 2009 balance sheet with the unaudited balance sheet of RCI as of October 31, 2009, the end of RCI’s fiscal third quarter. The Company’s October 3, 2009 balance sheet includes the purchase accounting effects of e-Dialog, and the effects of the Public Offering which both occurred prior to October 3, 2009. Accordingly, no pro forma adjustments were made to the unaudited pro forma combined balance sheet related to the purchase accounting for the e-Dialog acquisition and effects of the Public Offering.
     The accompanying unaudited pro forma combined statement of operations for the Company’s fiscal year ended January 3, 2009 and the nine-months ended October 3, 2009 assume that acquisitions of RCI and e-Dialog, as well as the Public Offering took place on December 30, 2007, the first day of the Company’s fiscal 2008. The unaudited pro forma combined statement of operations for the fiscal year ended January 3, 2009 combines the Company’s audited consolidated statement of operations for the fiscal year ended January 3, 2009 with RCI’s audited consolidated statement of operations for the fiscal year ended January 31, 2009 and e-Dialog’s unaudited consolidated statement of operations for the six-weeks ended February 13, 2008.

     The unaudited pro forma combined statement of operations for the nine-months ended October 3, 2009 combines the Company’s unaudited consolidated statement of operations for the nine-months ended October 3, 2009 with RCI’s unaudited consolidated statement of operations for the nine-months ended October 31, 2009, and takes into effect an adjustment to the basic and diluted weighted average shares outstanding for the Public Offering for the period January 4, 2009 to August 18, 2009, as the Company’s statement of operations of the nine-months ended October 3, 2009 takes into effect the Public Offering from August 19, 2009 through October 3, 2009. Reclassifications have been made to the consolidated statements of operations of RCI in order to conform to the Company’s financial statement classifications as described in “Note 3 — Unaudited Pro Forma Adjustments.” The Company’s unaudited consolidated statement of operations for the nine months ended October 3, 2009 includes the revenue and expense activity for e-Dialog for the entire period. Accordingly, no pro forma adjustments were made to the unaudited pro forma consolidated statement of operations relating to the acquisition of e-Dialog.
     The unaudited pro forma combined financial statements are accounted for under accounting standards for “Business Combinations.” In merger transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
     The Business Combinations accounting standards require that all the assets acquired and liabilities assumed in a business combination be recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. For those assets in the combined company that may be phased out or may no longer be used, additional amortization, depreciation and possibly impairment charges may be recorded.
     The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(In thousands)

		Retail	Preliminary
	GSI Commerce, Inc.	Convergence Inc.	Pro Forma		Pro Forma
	October 3, 2009	October 31, 2009	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$135,273	$7,461	$(92,133	) (a)	$50,601
Accounts receivable, net	66,065	948	(533	) (b)	66,480
Inventory	43,943	14,796	2,950	(c)	61,689
Deferred tax assets	18,184	—	(1,180	) (d)	17,004
Prepaid expenses and other current assets	13,263	2,311	(648	) (e)	14,926

Total current assets	276,728	25,516	(91,544)		210,700

Property and equipment, net	155,870	7,757	—		163,627
Goodwill	199,653	6,231	179,572	(f)	385,456
Intangible assets, net	42,939	2,170	88,601	(g)	133,710
Long-term deferred tax assets	27,544	—	(27,544	) (h)	—
Other assets, net	13,017	34	—		13,051

Total assets	$715,751	$41,708	$149,085		$906,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,237	$13,024	$—		$71,261
Accrued expenses	76,573	9,625	749	(i)	86,947
Deferred revenue	19,089	676	—		19,765
Short-term deferred rent liability	—	112	(112	) (j)	—
Other current liabilities	—	2,303	112	(k)	2,415
Convertible notes	54,280	—	—		54,280
Short-term obligation under capital lease	—	71	(71	) (l)	—
Current portion of long-term debt	5,019	—	71	(l)	5,090

Total current liabilities	213,198	25,811	749		239,758

Convertible notes	115,436	—	—		115,436
Contingent acquisition payment	—	—	59,819	(m)	59,819
Long-term obligations under capital lease	—	70	(70	) (n)	—
Long-term debt	29,239	—	70	(n)	29,309
Long-term deferred rent liability	—	3,271	(3,271	) (j)	—
Long-term deferred tax liabilities	—	—	7,896	(h)	7,896
Deferred revenue and other long-term liabilities	9,116	—	3,271	(k)	12,387

Total liabilities	366,989	29,152	68,464		464,605

Commitments and contingencies	—	—	—		—
Mandatorily redeemable preferred stock	—	180,855	(180,855	) (o)	—

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	551	17	29	(o)	597
Stockholders’ note receivable	—	(345)	345	(o)	—
Additional paid in capital	538,818	—	93,131	(o)	631,949
Accumulated other comprehensive income	(1,392)	—	—		(1,392)
Accumulated deficit	(189,215)	(167,971)	167,971	(o)	(189,215)

Total stockholders’ equity	348,762	(168,299)	80,621		441,939

Total liabilities and stockholders’ equity	$715,751	$41,708	$149,085		$906,544

See accompanying notes to unaudited pro forma combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	Retail Convergence Inc.	Preliminary			e-Dialog Inc.			Public Offing
	Fiscal Year Ended	Fiscal Year Ended	Pro Forma		Pro Forma	Six Weeks Ended	Pro Forma		Pro Forma		Pro Forma
	January 3, 2009	January 31, 2009	Adjustments		Combined	February 13, 2008	Adjustments		Adjustments		Combined
Revenues:
Net revenues from product sales	$577,073	$—	$77,929	(p)	$655,002	$—	$—		$—		$655,002
Service fee revenues	389,853	—	5,017	(p)	394,870	4,971	—		—		399,841
Net sales	—	82,946	(82,946	) (p)	—	—	—		—		—

Net revenues	966,926	82,946	—		1,049,872	4,971	—		—		1,054,843

Costs and expenses:
Cost of goods sold	—	51,838	(51,838	) (q)	—	—	—		—		—
Cost of revenues from product sales	405,254	—	54,788	(r)	460,042	—	—		—		460,042
Marketing	70,282	—	5,666	(s)	75,948	—	—		—		75,948
Merchandising and marketing	—	10,149	(10,149	) (t)	—	—	—		—		—
Account management and operations	260,325	—	20,533	(u)	280,858	1,391	—		—		282,249
Fulfillment and customer service	—	11,618	(11,618	) (v)	—	—	—		—		—
Product development	104,208	—	4,267	(w)	108,475	1,992	—		—		110,467
General and administrative	68,964	14,972	(8,705	) (x)	75,231	1,054	—		—		76,285
Depreciation and amortization	68,153	3,264	7,644	(y)	79,061	184	583	(dd)	—		79,828

Total costs and expenses	977,186	91,841	10,588		1,079,615	4,621	583		—		1,084,819

Income (loss) from operations	(10,260)	(8,895)	(10,588)		(29,743)	350	(583)		—		(29,976)

Other (income) expense:
Interest expense	18,841	499	—		19,340	8	—		—		19,348
Interest income	(1,772)	(163)	1,935	(z)	—	(11)	11	(ee)	—		—
Other expense (income), net	1,562	—	6	(aa)	1,568	—	—		—		1,568
Impairment of equity investments	1,665	—	—		1,665	—	—		—		1,665

Total other expense (income)	20,296	336	1,941		22,573	(3)	11		—		22,581

Income (loss) before income taxes	(30,556)	(9,231)	(12,529)		(52,316)	353	(594)		—		(52,557)
(Benefit) provision for income taxes	(7,585)	—	(5,012	) (bb)	(12,597)	—	(238	) (ff)	—		(12,835)

Net income (loss)	$(22,971)	$(9,231)	$(7,517)		$(39,719)	$353	$(356)		$—		$(39,722)

Earnings (loss) per share — basic	$(0.49)				$(0.77)						$(0.69)

Earnings (loss) per share — diluted	$(0.49)				$(0.77)						$(0.69)

Weighted average shares outstanding — basic	47,347		4,572	(cc)	51,919				5,439	(gg)	57,358

Weighted average shares outstanding — diluted	47,347		4,572	(cc)	51,919				5,439	(gg)	57,358

See accompanying notes to unaudited pro forma combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	Retail Convergence Inc.	Preliminary		Public Offering
	Nine Months Ended	Nine Months Ended	Pro Forma		Pro Forma		Pro Forma
	October 3, 2009	October 31, 2009	Adjustments		Adjustments		Combined
Revenues:
Net revenues from product sales	$288,150	$—	$86,300	(hh)	$—		$374,450
Service fee revenues	285,817	—	7,068	(hh)	—		292,885
Net sales	—	93,368	(93,368	) (hh)	—		—

Net revenues	573,967	93,368	—		—		667,335

Costs and expenses:
Cost of goods sold	—	57,537	(57,537	) (ii)	—		—
Cost of revenues from product sales	217,345	—	57,537	(ii)	—		274,882
Marketing	27,002	—	4,777	(jj)	—		31,779
Merchandising and marketing	—	8,983	(8,983	) (kk)	—		—
Account management and operations	176,969	—	19,761	(ll)	—		196,730
Fulfillment and customer service	—	11,327	(11,327	) (mm)	—		—
Product development	84,871	—	3,918	(nn)	—		88,789
General and administrative	58,169	14,392	(7,178	) (oo)	—		65,383
Acquisition costs	—	968	(968	) (pp)	—		—
Depreciation and amortization	46,335	2,916	5,072	(qq)	—		54,323

Total costs and expenses	610,691	96,123	5,072		—		711,886

(Loss) income from operations	(36,724)	(2,755)	(5,072)		—		(44,551)

Other (income) expense:
Interest expense	14,452	801	—		—		15,253
Interest income	(304)	(29)	333	(rr)	—		—
Other expense, net	(197)	—	—		—		(197)
Impairment of equity investments	—	—	—		—		—

Total other (income) expense	13,951	772	333		—		15,056

Income (loss) before income taxes	(50,675)	(3,527)	(5,405)		—		(59,607)
(Benefit) provision for income taxes	(16,046)	—	(2,162	) (ss)	—		(18,208)

Net income (loss)	$(34,629)	$(3,527)	$(3,243)		$—		$(41,399)

Basic and diluted loss per share	$(0.73)						$(0.72)

Weighted average shares outstanding — basic and diluted	47,144		4,572	(tt)	5,439	(uu)	57,155

See accompanying notes to unaudited pro forma combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(in thousands)
NOTE 1—BASIS OF PRESENTATION
     The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
     Acquisition of Retail Convergence
     On October 27, 2009, GSI Commerce, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Retail Convergence, Inc. (“RCI”), and completed the acquisition on November 17, 2009 (“Acquisition Date”). Pursuant to the Merger Agreement among the Company, Cola Acquisition Corporation (“Acquisition Sub”), a wholly-owned subsidiary of the Company, and RCI, Acquisition Sub merged with and into RCI with RCI surviving as a subsidiary of the Company. RCI operates RueLaLa.com, an operator of online private sales and SmartBargains.com, an off-price e-commerce marketplace.
     The accompanying unaudited pro forma combined financial statements give pro forma effect to the Company’s acquisition of RCI using the acquisition method of accounting assuming an estimated purchase price of approximately $246,411. The purchase price consists of cash of approximately $92,133, shares of the Company’s common stock valued at $93,177, or 4,572 shares at $20.38 per share, the Company’s closing stock price on the Acquisition Date, estimated payroll tax liability of $1,282 being paid by the Company on the value of the Company’s common stock issued to certain RCI optionholders, and the estimated $59,819 fair value of the earnout payments This acquisition price includes cash of $2,648 and shares of the Company’s common stock valued at $3,117, or 153 shares at $20.38, upon the Company’s acquisition of the remaining stock of RCI expected to be paid on December 31, 2009. Additionally the Company expects to incur approximately $1,700 in transaction expense directly related to the acquisition.
     The maximum earn-out payment per the Merger Agreement is $170,000 based upon RCI achieving minimum earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments (“Financial Performance Target”) for fiscal 2010, fiscal 2011 and fiscal 2012. The maximum earn-out payment for the fiscal 2010 Financial Performance Target is $40,000. The maximum earn-out payment for the fiscal 2011 Financial Performance Target is $95,000 less any payments made for the 2010 Financial Performance Target, if any. The maximum earn-out payment for the fiscal 2012 Financial Performance Target is $170,000 less any payments made for the 2010 and 2011 Financial Performance Targets, if any. Of the maximum earnout payment of $170,000, approximately $46,200 is payable to RCI employees based on the same financial performance targets in 2010, 2011 and 2012 but receipt of these payments, to the extent paid, is contingent upon the employee’s continuing employment with RCI, subject to certain exceptions. These payments will be accounted for as compensation expense over the earn-out period to the extent the financial targets are achieved and the earn-out is paid and will not be included as consideration under the acquisition method of accounting.
     Acquisition of e-Dialog
     On February 13, 2008, the Company completed the acquisition of e-Dialog, Inc. (“e-Dialog”). Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among the Company, Dolphin Acquisition Corporation (“Dolphin”), a wholly-owned subsidiary of the Company, e-Dialog and the stockholders’ representative, Dolphin merged with e-Dialog and e-Dialog survived the merger as a wholly-owned subsidiary of the Company. e-Dialog is an e-mail marketing solutions provider that offers e-mail marketing and marketing strategies.
     The total cash purchase price was $150,800, including acquisition related transaction costs of $1,700.

     Registered Public Offering
     On August 18, 2009, the Company completed a registered public offering of 5,439 common shares sold by the Company and 8,189 common shares sold by selling stockholders (“Public Offering”). The Public Offering price was $17.00 per share and the Company received net proceeds from the sale of the common shares after deducting underwriting discounts and commissions and offering expenses were approximately $88,000. The Company did not receive any proceeds from the sale of shares by the selling stockholders.
NOTE 2—PRO FORMA COMBINED FINANCIAL STATEMENTS
     The accompanying unaudited pro forma combined balance sheet assumes that the acquisition of RCI took place on October 3, 2009, the end of the Company’s fiscal third quarter, and combines the Company’s unaudited October 3, 2009 balance sheet with the unaudited balance sheet of RCI as of October 31, 2009, the end of RCI’s fiscal third quarter. The Company’s October 3, 2009 balance sheet includes the acquisition of e-Dialog, and the effects of the Public Offering which both occurred prior to October 3, 2009. Accordingly, no pro forma adjustments were made to the unaudited pro forma combined balance sheet related to the purchase accounting for the e-Dialog acquisition and effects of the Public Offering.
     The accompanying unaudited pro forma combined statements of operations for the fiscal year ended January 3, 2009 and the nine months ended October 3, 2009 assume that the acquisitions of RCI and e-Dialog and the Public Offering took place on December 30, 2007, the first day of the Company’s fiscal 2008. The unaudited pro forma combined statement of operations for the fiscal year ended January 3, 2009 combines the Company’s audited consolidated statement of operations for the fiscal year ended January 3, 2009 with RCI’s audited consolidated statement of operations for the year ended January 31, 2009, and e-Dialog’s unaudited consolidated statement of operations for the period from January 1, 2008 to February 13, 2008. e-Dialog’s revenues, expenses and net income for December 30 through December 31, 2008 were immaterial.
     The unaudited pro forma combined statement of operations for the nine months ended October 3, 2009 combines the Company’s unaudited consolidated statement of operations for the nine months ended October 3, 2009 with RCI’s unaudited consolidated statement of operations for the nine months ended October 31, 2009, while taking into effect adjustments for the Public Offering for the period of January 4, 2009 to August 7, 2009. The Company’s October 3, 2009 unaudited consolidated statement of operations includes the revenue and expense activity for e-Dialog for the nine months ended October 3, 2009, and as such, no pro forma adjustments were made to the unaudited pro forma consolidated statement of operations relating to the acquisition of e-Dialog.
     The pro forma combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.
NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS
     The pro forma adjustments related to the acquisition of RCI are preliminary and do not reflect the final purchase price or allocation of the excess purchase price over the net book value of the net assets of RCI as the Company has yet to finalize RCI’s valuation of net assets. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined statements of operations. The effect of any changes to the consolidated statements of operations would depend on the final purchase prices and the nature and amount of final purchase price allocations and could be material.

     The pro forma adjustments included in the unaudited pro forma combined balance sheet as of October 3, 2009 are as follows:
(a)	Reduction to cash and cash equivalents represents the upfront $92,133 cash purchase price to acquire RCI.

(b)	Represents a reclassification of $533 from accrued expenses to accounts receivable, net for the reclassification of RCI’s accrued sales returns to conform to the presentation of the Company’s Balance Sheet.

(c)	Reflects an increase of $2,950 to record RCI’s inventory at its estimated net realizable value. The Company’s pro forma fair value adjustment to inventory is based on RCI’s inventory as of October 31, 2009. The Company believes that the fair value of inventory approximates net realizable value, which is defined as expected sales price less cost to sell plus a reasonable margin for selling effort. In addition, as the Company sells the acquired inventory, its cost of sales will reflect the increased valuation of RCI’s inventory, which will temporarily reduce the Company’s gross margin.

(d)	Represents the deferred tax effect from the preliminary pro forma adjustment to RCI’s inventory as noted in footnote (c) above, recorded at the Company’s estimated statutory tax rate of 40%.

(e)	Represents a decrease of $648 to prepaid expenses and other current assets to eliminate RCI’s deferred financing costs related to its line of credit that was terminated at the time of acquisition.

(f)	Represents the following:
•	an increase of $179,572 to goodwill related to the Company’s acquisition of RCI. A preliminary calculation of the goodwill resulting from the Company’s acquisition of RCI is shown below. The final allocation of the purchase price may have a material impact on the pro forma balance sheet primarily due to the final valuation of purchase price and intangible assets. Therefore, the final purchase price allocation and goodwill recorded could be materially different than the amount calculated below. In addition, the Company’s estimate of the fair value of the earn-out to be paid could materially differ from the amount that is actually paid which could have a material impact to its financial results.

Purchase Price of Retail Convergence:
Cash consideration (including cash of $2,600 expected to be paid on December 31, 2009)	$92,133
Fair value of the Company’s common shares issued upon acquisition	90,060
Estimated fair value of the Company’s common shares expected to be issued on or after December 31, 2009	3,117
Estimated payroll taxes payable by the Company on the value of shares issued to certain RCI optionholders	1,282
Fair value of estimated earnout consideration allocated to purchase price	59,819

246,411

Net Assets Acquired:
RCI’s total assets	41,708
RCI’s liabilities	(29,152)

12,556

Excess of net purchase price over carrying value of net tangible assets acquired	233,855

Estimated adjustments to reflect fair value of acquired assets and liabilities:
Removal of RCI’s deferred financing costs as stated in footnote (e) above	648
Estimated fair value of intangible assets	(88,601)
Estimated fair value adjustment to inventory	(2,950)
Estimated short-term deferred tax adjustment as stated in footnote (d) above	1,180
Estimated long-term deferred tax adjustment as stated in footnote (h) below	35,440

Pro forma adjustment to goodwill	$179,572

(g)	Represents an increase of $88,601 related to the estimated fair value of RCI’s intangible assets, which consist of $58,569 of indefinite lived intangible assets for RCI’s trade name, and $30,032 of finite lived intangible assets with an estimated useful life of five years which relate to RCI’s membership list, supplier list and non-compete agreements. These are only estimates, as the valuation of RCI’s intangible assets is not yet complete. The final valuation of RCI’s intangible assets could be materially different.

(h)	Represents the estimated the total long-term deferred tax effect from RCI’s intangible asset valuation as noted in footnote (g) above, recorded at the Company’s estimated statutory tax rate of 40%. The Company estimated the total long-term deferred tax effect to be a liability of $35,440, which reduces its long-term deferred tax assets balance of $27,544 to $0, and increases its long-term deferred tax liabilities to $7,896.

(i)	Represents the following:
•	an increase of $1,282 for estimated payroll taxes payable by the Company on the value of shares issued to certain RCI optionholders;

•	a decrease for the reclassification of $533 from accrued expenses to accounts receivable, net for the reclassification of RCI’s accrued sales returns as stated in footnote (b) above.
(j)	Represents the elimination of RCI’s short-term deferred rent liability of $112 and long-term deferred rent liability of $3,271.

(k)	Represents an increase of $112 to other current liabilities and an increase of $3,271 to deferred revenue and other long-term liabilities for an RCI operating lease that has terms unfavorable relative to current market terms.

(l)	Represents a reclassification of $71 from short-term obligation under capital lease to current portion of long-term debt to conform to the presentation of the Company’s Balance Sheet.

(m)	Represents the fair value of the component of the earn-out payment that is expected to be accounted for as purchase price. Any future change in the fair value of the purchase price component of the earn-out payment will be recorded in the Company’s statement of operations and could have a material impact. See Note 1, Basis of Presentation, for information related to the maximum earn-out payments.

(n)	Represents a reclassification of $70 from long-term obligations under capital lease to long-term debt to conform to the presentation of the Company’s Balance Sheet.

(o)	Represents the following:
•	a decrease of $12,556 for the elimination of the historical equity and mandatorily redeemable preferred stock of RCI, based on RCI’s balances of its mandatorily redeemable preferred stock ($180,855), common stock ($17), stockholders’ note receivable $345, and accumulated deficit $167,971;

•	an increase to common stock of $46 and additional paid in capital of $93,131 to reflect the issuance of the Company’s common stock of 4,572 shares at $20.38 per share, the closing price of the Company’s stock on the closing date of the acquisition.

     The pro forma adjustments included in the unaudited pro forma combined statement of operations for the fiscal year ended January 3, 2009 are as follows:
     Preliminary pro forma adjustments for the acquisition of RCI:
(p)	Represents the following:
•	an increase of $77,929 for the reclassification of RCI’s reported net sales to net revenues from product sales to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $5,017 for the reclassification of RCI’s reported net sales to service fee revenues to conform to the presentation of the Company’s Statement of Operations;

•	a decrease of $82,946 for the reclassification of RCI’s reported net sales to net revenues from product sales and service fee revenues to conform to the presentation of the Company’s Statement of Operations.
(q)	Represents a decrease of $51,838 for the reclassification of RCI’s reported cost of goods sold to cost of revenues from product sales to conform to the presentation of the Company’s Statement of Operations.

(r)	Represents the following:
•	an increase of $51,838 for the reclassification of RCI’s reported cost of goods to cost of revenues from product sales as stated in footnote (q) above;

•	an increase of $2,950 from the adjustment of RCI’s inventory to its estimated net realizable value as noted in footnote (c) above. The Company increased the cost of revenues from product sales for the entire adjusted inventory amount as the Company assumes the entire existing inventory held as of the acquisition date would be sold during the fiscal year.
(s)	Represents a $5,666 reclassification of RCI’s reported merchandising and marketing expense to marketing expense to conform to the presentation of the Company’s Statement of Operations. These costs relate to RCI’s marketing and advertising expenses.

(t)	Represents the following:
•	a decrease of $5,666 for the reclassification of a portion of RCI’s reported merchandising and marketing expense to marketing expense as stated in footnote (s) above;

•	a decrease of $4,483 to reflect the reclassification of a portion of RCI’s reported merchandising and marketing expense to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to RCI’s payroll for its buying, business management and marketing functions.

(u)	Represents the following:
•	an increase of $11,618 to reflect the reclassification of RCI’s reported fulfillment and customer service expense to account management and operations expense to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $4,483 to reflect the reclassification of a portion of RCI’s reported merchandising and marketing expense to account management and operations expense as stated in footnote (t) above;

•	an increase of $4,432 to reflect the reclassification of a portion of RCI’s reported general and administrative expense to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs relate to RCI’s merchandising and marketing department expenses.
(v)	Represents a decrease of $11,618 for the reclassification of RCI’s reported fulfillment and customer service expense to account management and operations expense as stated in footnote (u) above.

(w)	Represents an increase of $4,267 for the reclassification of a portion of RCI’s reported general and administrative expense to product development expense, to conform to the presentation of the Company’s Statement of Operations.

(x)	Represents the following:
•	a decrease of $4,432 for the reclassification of a portion of RCI’s reported general and administrative expense to account management and operations expense as stated in footnote (u) above;

•	a decrease of $4,267 for the reclassification of a portion of RCI’s reported general and administrative expense to product development expense as stated in footnote (w) above;

•	a decrease of $6 for the reclassification of a portion of RCI’s reported general and administrative expense to other expense (income), net relating to foreign currency exchange losses.
(y)	Represents an increase of $7,644 to reflect the amortization expense per the Company’s estimated valuation of RCI’s intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of RCI’s intangible assets would have a corresponding impact to amortization expense of approximately $760. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $1,171.

(z)	Represents a decrease of $1,935 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.

(aa)	Represents an increase of $6 for the reclassification of a portion of RCI’s reported general and administrative expense to other expense (income) as stated in footnote (x) above.

(bb)	Represents an increase to the income tax benefit of $5,012 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

(cc)	Represents an increase of 4,572 of basic and diluted weighted average shares outstanding shares that represent the Company’s common stock valued at $93,177 or $20.38 per share, the closing price of the Company’s stock on the closing date of the acquisition.
     Pro forma adjustments for the acquisition of e-Dialog:
(dd)	Represents the following:
•	an increase of $8 to reflect the additional depreciation expense per the increase in the fair valuation of e-Dialog’s fixed assets;
•	an increase of $575 to reflect the amortization expense per the fair valuation of e-Dialog’s intangible assets.
(ee)	Represents a decrease of $11 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.

(ff)	Represents an increase to the income tax benefit of $238 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.
     Pro forma adjustments for the Public Offering:
(gg)	Represents an increase of 5,439 of basic and diluted weighted average shares outstanding shares that were issued by the Company in the Public Offering.
     The pro forma adjustments included in the unaudited pro forma combined statement of operations for the nine-months ended
October 3, 2009 are as follows:
     Preliminary pro forma adjustments for the acquisition of RCI:
(hh)	Represents the following:
•	an increase of $86,300 for the reclassification of RCI’s reported net sales to net revenues from product sales to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $7,068 for the reclassification of RCI’s reported net sales to service fee revenues to conform to the presentation of the Company’s Statement of Operations;

•	a decrease of $93,368 for the reclassification of RCI’s reported net sales to net revenues from product sales and service fee revenues to conform to the presentation of the Company’s Statement of Operations.
(ii)	Represents a decrease of $57,537 for the reclassification of RCI’s reported cost of goods sold to cost of revenues from product sales to conform to the presentation of the Company’s Statement of Operations.

(jj)	Represents a $4,777 reclassification of RCI’s reported merchandising and marketing expense to marketing expense to conform to the presentation of the Company’s Statement of Operations. These costs relate to RCI’s marketing and advertising expenses.

(kk)	Represents the following:
•	a decrease of $4,777 for the reclassification of a portion of RCI’s reported merchandising and marketing expense to marketing expense as stated in footnote (jj) above;

•	a decrease of $4,206 to reflect the reclassification of a portion of RCI’s reported merchandising and marketing expense to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to RCI’s payroll for its buying, business management and marketing functions.
(ll)	Represents the following:
•	an increase of $11,327 to reflect the reclassification of RCI’s reported fulfillment and customer service expense to account management and operations expense to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $4,228 to reflect the reclassification of a portion of RCI’s reported general and administrative expense to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs relate to RCI’s merchandising and marketing department expenses;

•	an increase of $4,206 to reflect the reclassification of a portion of RCI’s reported merchandising and marketing expense to account management and operations expense as stated in footnote (kk) above.
(mm)	Represents a decrease of $11,327 for the reclassification of RCI’s reported fulfillment and customer service expense to account management and operations expense as stated in footnote (ll) above.

(nn)	Represents the reclassification of $3,918 a portion of RCI’s reported general and administrative expense to product development expense, to conform to the presentation of the Company’s Statement of Operations.

(oo)	Represents the following:
•	a decrease of $3,918 for the reclassification of a portion of RCI’s reported general and administrative expense to product development expense as stated in footnote (nn) above;

•	a decrease of $4,228 for the reclassification of a portion of RCI’s reported general and administrative expense to account management and operations expense as stated in footnote (ll) above;

•	an increase of $968 for the reclassification of RCI’s reported acquisition costs to general and administrative expense, to conform to the presentation of the Company’s Statement of Operations.
(pp)	Represents a decrease of $968 for the reclassification of RCI’s reported acquisition costs to general and administrative expense as stated in footnote (oo) above.

(qq)	Represents an increase of $5,072 to reflect the amortization expense per the Company’s estimated valuation of RCI’s intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of RCI’s intangible assets would have a corresponding impact to amortization expense of approximately $500. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $777.

(rr)	Represents a decrease of $333 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.

(ss)	Represents an increase to the income tax benefit of $2,162 for the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

(tt)	Represents an increase of 4,572 of basic and diluted weighted average shares outstanding shares that represent the Company’s common stock valued at $93,177 or $20.38 per share, the closing price of the Company’s stock on the closing date of the acquisition.
     Pro forma adjustments for the Public Offering:
(uu)	Represents an increase of 5,439 of basic and diluted weighted average shares outstanding shares that were issued by the Company in the Public Offering.